                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:  /X/
Filed by a Party other than the Registrant: / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Materials Pursuant to Section 240.14a-12

                              TRIAD GUARANTY INC.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
               ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /x /  No fee required.

   /  /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

   /  /  Fee computed on table below per Exchange Act Rules 14a-
         6(i)(4) and 0-11.

   1)    Title of each class of securities to which transaction applies:
   2)    Aggregate number of securities to which transaction applies:
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
   4)    Proposed maximum aggregate value of transaction:
   5)    Total fee paid:

   /  /  Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1)    Amount Previously Paid:
   2)    Form, Schedule or Registration Statement No.:
   3)    Filing Party:
   4)    Date Filed:

                           [TRIAD GUARANTY INC. LOGO]

                              TRIAD GUARANTY INC.
                      101 South Stratford Road, Suite 500
                      Winston-Salem, North Carolina 27104

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2001

To the Stockholders of TRIAD GUARANTY INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Triad Guaranty Inc. (the "Company") will be held at Adam's Mark, 425 North Cherry Street, Winston-Salem, North Carolina, on Thursday, May 10, 2001, at 2:00 p.m. Eastern Time, for the purpose of considering and acting upon the following matters:

     1. To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's 1993 Long-Term Stock Incentive Plan to increase the number of shares of the Company's Common Stock, par value $.01 per share, reserved for issuance thereunder from 2,100,000 shares to 2,600,000 shares; and

     3. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record as of the close of business on April 2, 2001 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, 101 South Stratford Road, Suite 500, Winston-Salem, North Carolina 27104. Stockholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed.

                                       By order of the Board of Directors

                                       Earl F. Wall
                                       Secretary

Winston-Salem, North Carolina
April 9, 2001

                                PROXY STATEMENT
                              TRIAD GUARANTY INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001

                              GENERAL INFORMATION

     This proxy statement is being furnished to the stockholders of Triad Guaranty Inc., a Delaware corporation (the "Company"), 101 South Stratford Road, Suite 500, Winston-Salem, North Carolina 27104, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 10, 2001 and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 9, 2001.

     The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

     If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve), for approval of the amendment to the Company's 1993 Long-Term Stock Incentive Plan, and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

     The Company has one class of stock outstanding, Common Stock, par value $.01 per share ("Common Stock"). On April 2, 2001, 13,356,610 shares of Common Stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Stockholders of record as of the close of business on April 2, 2001 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

     Inspector(s) of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspector(s) of election will treat abstentions and broker nonvotes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker nonvotes will not be considered as present and entitled to vote with respect to that specific proposal.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table shows, with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of April 2, 2001; and (ii) the percent of the Common Stock so owned as of that date:

                                                      AMOUNT AND NATURE
NAME AND ADDRESS OF                                     OF BENEFICIAL           PERCENT OF
BENEFICIAL OWNER                                        OWNERSHIP(1)           COMMON STOCK
-------------------                                   -----------------        ------------
Collateral Investment Corp.(2)(3)(6)................      2,677,500                20.1%
Collateral Mortgage, Ltd.(4)(5)(7)..................      2,572,500                19.3%
Salem Investment Counselors, Inc....................        790,349                 5.9%

     The following table shows with respect to each director and nominee for director of the Company, the executive officers of the Company named in the Executive Compensation Table, and all directors and executive officers as a group, ten in number: (i) the total number of shares of Common Stock beneficially owned as of April 2, 2001; and (ii) the percent of the Common Stock so owned as of that date:

                                                          AMOUNT AND NATURE
                                                            OF BENEFICIAL       PERCENT OF
NAME OF BENEFICIAL OWNER                                    OWNERSHIP(1)       COMMON STOCK
------------------------                                  -----------------    ------------
William T. Ratliff, III(8)..............................        201,324(10)(11)      1.5%
Darryl W. Thompson......................................        428,579(10)(12)      3.2%
David W. Whitehurst(9)..................................        123,930(10)           *
Robert T. David.........................................         24,132(10)           *
Raymond H. Elliott......................................         33,657(10)(14)       *
John H. Williams........................................        286,828(10)(15)      2.1%
Ron D. Kessinger........................................         82,622(10)           *
Henry B. Freeman........................................         84,574(10)(13)       *
Earl F. Wall............................................         31,354(10)           *
                                                              ---------
                                                              1,297,000
All directors and executive officers as a group (10
  persons) (8)(9).......................................      1,329,017(10)         10.0%

---------------
  *  Less than one percent.

 (1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

 (2) The business address of Collateral Investment Corp., an insurance holding company ("CIC"), is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034.

 (3) Mr. William T. Ratliff, Jr. is a vice president and director of CIC and beneficially owns 48.67% of the outstanding voting capital stock of CIC. Accordingly, Mr. Ratliff, Jr. may be deemed to be the beneficial owner of the shares of Common Stock owned by CIC. The business address of Mr. Ratliff, Jr. is 1900

Crestwood Boulevard, Birmingham, Alabama 35210-2034. Mr. Ratliff, Jr. is the father of Mr. William T. Ratliff, III.

 (4) The business address of Collateral Mortgage, Ltd., a mortgage banking and real estate lending firm ("CML"), is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034.

 (5) Collat, Inc. ("Collat") is the general partner of CML and as such may be deemed to be the beneficial owner of the shares of Common Stock owned by CML. Mr. Ratliff, Jr. is vice president and a director of Collat and beneficially owns 15.2% of the outstanding voting capital stock of Collat. Mr. Ratliff, Jr. also beneficially owns 30.13% of the outstanding limited partnership interests in CML. Accordingly, Mr. Ratliff, Jr. may be deemed to be the beneficial owner of the shares of Common Stock owned by CML. The business address of Collat and Mr. Ratliff, Jr. is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034.

 (6) 1,700,000 shares of Common Stock owned by CIC are pledged to secure two bank loans.

 (7) 2,122,500 shares of Common Stock owned by CML are pledged to secure two bank loans.

 (8) Mr. William T. Ratliff, III is president and a director of CIC and beneficially owns 2.8% of the outstanding voting capital stock of CIC. Mr. Ratliff, III beneficially owns 7.42% of the outstanding limited partnership interests in CML. Mr. Ratliff, III is also president and a director of Collat, the general partner of CML, and beneficially owns 35% of the outstanding voting capital stock of Collat. Accordingly, Mr. Ratliff, III may be deemed to be the beneficial owner of the shares of Common Stock owned by CIC and CML. The business address of Mr. Ratliff, III is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034. Mr. Ratliff, III is the son of Mr. Ratliff, Jr. No other director or executive officer of the Company beneficially owns any capital stock of CIC or partnership interests in CML.

 (9) Mr. David W. Whitehurst is executive vice president of CIC. Accordingly, Mr. Whitehurst may be deemed to be the beneficial owner of the shares of Common Stock owned by CIC. The business address of Mr. Whitehurst is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034.

(10) Includes shares of Common Stock which could be acquired through the exercise of stock options as follows: Mr. Ratliff, III, 142,712 shares; Mr. Thompson, 365,890 shares; Mr. Whitehurst, 110,240 shares; Mr. David, 18,132 shares; Mr. Elliott, 18,657 shares; Mr. Williams, 246,328 shares; Mr. Freeman, 60,319 shares; Mr. Kessinger, 49,000 shares; Mr. Wall, 22,949 shares; all directors and executive officers as a group, 1,064,329 shares.

(11) Includes 1,500 shares owned by Mr. Ratliff's wife and 5,900 shares owned by his minor children.

(12) Includes 1,800 shares owned by Mr. Thompson's wife.

(13) Includes 600 shares owned by Mr. Freeman's wife.

(14) Includes 15,000 shares owned by Mr. Elliott's wife.

(15) Includes 300 shares owned by Mr. Williams' minor children.

(16) Number of shares reported on Schedule 13G filed by Salem Investment Counselors, Inc. ("Salem") with the Securities and Exchange Commission. Salem has sole voting power and sole dispositive power with respect to all 790,349 shares. The business address of Salem is P.O. Box 25427, Winston-Salem, North Carolina 27114-5427.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     At the meeting, five directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     The Company was incorporated on August 16, 1993 for the purpose of holding all of the outstanding stock of Triad Guaranty Insurance Corporation, an Illinois insurance company ("Triad"), and to undertake the Company's initial public offering.

     The following persons are nominees for election as directors of the
Company:

     WILLIAM T. RATLIFF, III  Age -- 47  Director since -- 1993

        Mr. Ratliff has been the Chairman of the Board of the Company since 1993. Mr. Ratliff has also been Chairman of the Board of Triad since 1989, President of Collateral Investment Corp. ("CIC") since 1990 and was President and General Partner of Collateral Mortgage, Ltd. ("CML") from 1987 to 1995. Mr. Ratliff has been Chairman of New South Federal Savings Bank ("New South") since 1986 and President and a director of New South Bancshares, Inc., New South's parent company, since 1995. From March 1994 until December 1996, Mr. Ratliff served as President of Southwide Life Insurance Corp., of which he had been Executive Vice President since 1983. Mr. Ratliff joined CML in 1981 after completing his doctoral degree with a study of planning processes in an insurance company. Previously, he trained and worked as an educator, counselor and organizational consultant.

     DARRYL W. THOMPSON  Age -- 60  Director since -- 1993

        Mr. Thompson has been President and Chief Executive Officer of the Company since 1993. Mr. Thompson has also been President, Chief Executive Officer and a Director of Triad since its inception in 1987. From 1986 to 1989, Mr. Thompson also served as President and Chief Executive Officer of Triad Life Insurance Company, which sold mortgage insurance products. From 1976 to 1985, Mr. Thompson served as Senior Vice President/Southeast Division Manager of Mortgage Guaranty Insurance Corporation. Mr. Thompson joined Mortgage Guaranty Insurance Corporation in 1972.

     DAVID W. WHITEHURST  Age -- 51  Director since -- 1993

        Mr. Whitehurst was Executive Vice President, Chief Financial Officer and Treasurer of the Company from 1993 until 1999, and served as Secretary of the Company from 1993 until 1996. Mr. Whitehurst has also been a Director of Triad since 1989 and was a Vice President from 1989 until 1999. He has been Executive Vice President of CIC since 1995 and has been a director of New South since 1989. Mr. Whitehurst was President, Treasurer and a Director of Southland National Insurance Corp. and its subsidiaries from 1997 until July 2000. Mr. Whitehurst is a certified public accountant.

     ROBERT T. DAVID  Age -- 62  Director since -- 1993

        Mr. David is President and Chief Executive Officer of Polatomic, Inc., a manufacturer of laser optic instruments. From 1995 until 1996, Mr. David was the Garrett Professor of Business Administration at Berry College in Rome, Georgia. From 1988 through 1994, Mr. David was Vice President and Dean of the Samford University School of Business.

     RAYMOND H. ELLIOTT  Age -- 70  Director since -- 1993

        Mr. Elliott was Chairman of Flag Development Company, a partnership representing international and domestic investors involved with land development, from 1986 to 1996. Mr. Elliott has been a Trustee of Neighborhood Housing Services of America, Inc. since 1987. From 1973 to 1985, Mr. Elliott served as President of the Federal Home Loan Bank of Boston.

THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors. During 2000, the Board of Directors met five times and acted twice by written consent. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

BOARD COMMITTEES

     The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as such authority may be limited by the provisions of the General Corporation Law of the State of Delaware. The Executive Committee, which is composed of Messrs. Ratliff (Chairman), Thompson and Whitehurst, did not act during 2000.

     The Audit Committee recommends to the Board of Directors the appointment of the independent auditors for the following year. The Audit Committee also reviews the scope of the annual audit, the annual financial statements of the Company and the auditor's report thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee, which is composed of Messrs. Elliott (Chairman), David and Whitehurst, met four times in 2000. Mr. Whitehurst was appointed to the Audit Committee in January 2001.

     The Compensation Committee reviews management compensation levels and provides recommendations regarding salaries and other compensation for the Company's officers, including bonuses, grants of stock options and other incentive programs. The Compensation Committee serves as the committee that administers the Company's 1993 Long-Term Stock Incentive Plan. The Compensation Committee, which is composed of Messrs. David (Chairman) and Elliott, met nine times in 2000.

     The Company does not have a standing nominating committee of the Board of Directors. This function is performed by the Board of Directors. The Company's Certificate of Incorporation establishes procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to meetings of stockholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

     The purpose of the Company's executive compensation program is to enable the Company to attract, retain and motivate qualified executives to insure the long-term success of the Company and its business strategies.

     The Company's overall compensation philosophy is as follows:

     - to attract, retain and motivate qualified executive talent critical for the long-term success of the Company;

     - to reinforce strategic performance objectives through the use of incentive compensation programs; and

     - to create a mutuality of interest between executive officers and the stockholders through compensation structures that align compensation with the rewards and risks of strategic decision making.

     The Compensation Committee's objectives include linking compensation to improving return on equity using economic value added ("EVA") concepts. (EVA is a registered trademark of Stern Stewart & Co.) Accordingly, beginning with the 1996 calendar year, the Compensation Committee developed certain models for measuring EVA and determining the portion of that value which will be available for incentive compensation awards. These concepts were incorporated in a set of program guidelines (the "EVA Program") approved by the Board of Directors and implemented for 1996. Under the EVA Program as established by the Compensation Committee and the Board of Directors, it is expected that the Company will provide a return to stockholders based on the estimated current cost of capital and market risk associated with an investment in the Company's business. To the extent the Company provides a rate of return in excess of this "cost of capital," there has been economic value added to the Company and a discretionary bonus pool based on a portion of the EVA is established to provide incentive compensation to senior management. Awards of amounts in the bonus pool to individual participants are based on the individual's contribution to the Company during the year as determined by the Committee after considering recommendations of the Chairman and the President and an evaluation of expected operating results in the future. It is intended that any amounts allocated to the bonus pool be payable to participants over a four year period, subject to the right of the Committee to reduce or suspend any such payouts, and subject to review of the individual participants on an annual basis. Awards under the Program are made in the form of cash bonuses and equity grants within guidelines established under the EVA Program. In establishing the EVA Program, it is the Committee's long-term objective that incentive compensation (cash and equity awards) become a more significant component in the total executive compensation package. The Committee believes this approach will create a stronger mutuality of interests between the Company's executive officers and stockholders by requiring the executive officers to share in the Company's operating results and stock market performance. Under the EVA Program, incentive compensation awards in the future could be significantly greater or less than awards made in 2000 and prior years. All of the Company's executive officers currently participate in the EVA Program.

     The Company, through its wholly-owned subsidiary, Triad, has employment agreements described elsewhere in this proxy statement with Messrs. Thompson, Williams, Kessinger and Freeman. These agreements are intended to secure for the Company the continued services of the officers and provide them appropriate incentives for maximum effort on behalf of the Company. Salary levels established under the employment agreements are subject to annual review. The Company also maintains the 1993 Long-Term Stock Incentive Plan (the "Stock Incentive Plan" or "Plan") under which grants of restricted Common Stock and options to purchase stock have been made as described elsewhere in this proxy statement.

     The compensation of each of the executive officers of the Company is composed of base compensation and incentive compensation (Messrs. Ratliff and Whitehurst are eligible to receive only incentive compensation as discussed below). The 2000 compensation of the Company's Chief Executive Officer, Mr. Thompson, was subject to the same policies as are applicable to all other executive officers of the Company. All executive compensation awards for 2000 were determined by the Compensation Committee. The Committee has been further assisted by independent compensation consultants regarding Company-wide benefits as well as the ongoing structure of the overall compensation package for the executive officers, including the development of the EVA Program.

     Messrs. Ratliff and Whitehurst are employed by New South or CIC and do not receive separate salaries from the Company for their services to the Company. Triad is party to an Administrative Services Agreement with CIC and New South described elsewhere herein. The services of Messrs. Ratliff and Whitehurst to the Company are charged to the Company under the Administrative Services Agreement. The Compensation Committee believes that the terms of this agreement are no less favorable to the Company than could be obtained from unaffiliated third parties. Messrs. Ratliff and Whitehurst are also eligible to participate in the EVA Program and to receive incentive compensation based upon the Compensation Committee's evaluation of their contributions to the Company. See "Directors' Compensation."

     Overall executive compensation levels for 2000 were slightly higher than for 1999. Consistent with the Company's results for 2000, cash bonuses and stock option awards to the executive officers were also slightly higher in 2000 than in 1999.

     Section 162(m) under the Internal Revenue Code (the "Code") adopted in 1993 limits the deductibility for federal income tax purposes of certain compensation paid to top executives of publicly held corporations. Certain types of compensation may be excluded from the limitations under Section 162(m). The Compensation Committee believes that the tax aspects of executive compensation awards are one of several important considerations and it will continue to review the applicability of the Code limitations to its executive compensation programs. However, the Committee intends to maintain the flexibility to take any actions which it deems to be in the interests of the Company and its stockholders.

     Policies relative to each of the elements of compensation of the executive officers are discussed below.

BASE COMPENSATION

     The Committee's approach to base compensation is to offer competitive salaries, consistent with its long-term objective that base salaries become a smaller component in the total executive compensation package. Those executive officers covered by employment agreements receive base salaries under those agreements, subject to annual review, and are eligible for incentive compensation awards as well.

     The Committee makes salary decisions in an annual review with input from the Chief Executive Officer. In the case of Mr. Thompson, the Committee is guided by the recommendation of the Chairman of the Board. The Committee's review considers the decision-making responsibilities of each position and the experience, work performance, and overall contribution of the executive officer to the Company in relationship to overall Company performance. In general, the salary decisions are subjective with no quantitative measures utilized. In establishing the 2000 salaries of the Company's executive officers, the Compensation Committee considered the responsibilities, experience and performance of the individual in relationship to the Company's growth and financial results. The

Committee also took into account the compensation of executives at comparable companies (companies within the private mortgage insurance industry as well as those outside the industry). The 2000 average base salaries of the executive officers which appear in the Executive Compensation Table increased 6.3% in 2000.

INCENTIVE COMPENSATION

     The Company's incentive compensation awards for 2000 were based on the guidelines established by the Compensation Committee under the EVA Program. Awards granted under the EVA Program consist of a maximum of 50% in cash to the Chairman, the President or an Executive Vice President and a maximum of 75% in cash to a Senior Vice President or Vice President, or such lesser cash percentages as may be determined by the Committee. The balance of the awards are made in the form of equity grants under the Company's Stock Incentive Plan.

     Total incentive compensation for each executive under the EVA Program is determined by the Compensation Committee. The Compensation Committee determines the individuals to whom the awards are granted, the type and amount of awards to be granted, the timing of grants and the terms, conditions and provisions of awards to be granted, and the restrictions related thereto. In making those awards, the Committee considers the recommendations of the Company's Chairman and President, the responsibilities of each individual, and his past performance and contributions to the Company and anticipated future contributions to the Company, in relationship to the Company's overall performance.

CASH AWARDS

     The average cash bonus awarded to the executive officers named in the Executive Compensation Table was 100% of their base salaries in 2000 and 107.9% in 1999. Awards for 2000 were made consistent with the guidelines established under the EVA Program.

EQUITY AWARDS

     Pursuant to the Company's Stock Incentive Plan, certain directors, officers and key employees of the Company are eligible to receive long-term incentives in a variety of forms including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock and other stock-based awards. The purpose of the Stock Incentive Plan is to enable the Company to attract and retain the best available directors, executive personnel and other key employees in order to provide for the Company's long-term growth and business success. The Compensation Committee believes that the grant of awards whose value is related to the value of the Company's Common Stock aligns the interests of the Company's directors, executive officers and key employees with its stockholders.

     For 2000, all awards to the executive officers under the Stock Incentive Plan represented the equity portion of the overall incentive compensation award for such individual. The Committee considered grants under the Plan in the form of shares of restricted stock valued at the market price of the Company's Common Stock on the date of grant or in the form of ten-year stock options exercisable at either the market price on the date of grant or 130 percent of that price. The Committee utilized a Black-Scholes pricing model and applied a discount for non-transferability of options and deferred vesting to determine the number of "at the market options" or "premium priced options" which would be awarded relative to shares of restricted stock. For 2000, the awards to all of the executive officers were made in the form of shares of restricted stock and at the market or premium priced options for ten years. These awards are summarized in footnotes to the Executive Compensation Table elsewhere herein.

     The salary and incentive compensation, including cash and equity amounts, paid by the Company to its chief executive officer and the other four most highly compensated executive officers of the Company in 2000 is set forth in the tables that follow this report. The Compensation Committee believes that the executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation policies that the Board and the Compensation Committee have established and administer contribute to this focus.

                                       COMPENSATION COMMITTEE
                                       Robert T. David, Chairman
                                       Raymond H. Elliott

     The foregoing Report of the Board of Directors on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the four most highly compensated executive officers of the Company during each of the Company's fiscal years ended December 31, 2000, 1999 and 1998:

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                                 AWARDS(2)
                                                                       -----------------------------
                                                                                          SECURITIES
                                             ANNUAL COMPENSATION         RESTRICTED       UNDERLYING     ALL OTHER
                                           ------------------------         STOCK         OPTIONS(#)    COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR    SALARY($)    BONUS($)(1)    AWARDS(3)(4)(5)    (6)(7)(8)        ($)(9)
---------------------------        ----    ---------    -----------    ---------------    ----------    ------------
Darryl W. Thompson,............    2000    $232,183      $287,500                           47,925         $5,250
  Chief Executive Officer          1999     232,183       290,000                           67,450          5,000
                                   1998     232,183       179,591                           57,525          5,000
Ron D. Kessinger,..............    2000     180,000       200,000            3,350          10,000          5,250
  Executive Vice President and     1999     146,000       200,000            7,000           7,000          5,000
  Chief Financial Officer          1998     143,000       103,397            5,825           4,200          5,000
John H. Williams,..............    2000     178,120        95,000                           15,850          5,250
  Executive Vice President         1999     178,120       105,000                           24,425          5,000
  of Triad                         1998     178,120       103,397                           33,125          5,000
Henry B. Freeman,..............    2000     121,000       105,000                            5,850          5,250
  Senior Vice President            1999     121,000       112,500                            8,725          5,000
  of Triad                         1998     121,000        69,378                            7,425          5,000
Earl F. Wall,..................    2000     115,000       135,000                            7,500          5,250
  Senior Vice President,           1999     100,000       131,250                           10,175          5,000
  Secretary and                    1998      90,000        58,733                            7,100          5,000
  General Counsel

---------------
(1) The Company maintains an executive bonus program pursuant to which cash bonuses may be awarded annually to officers and other key employees of the Company as a part of overall incentive compensation awards.

(2) Number of shares of Common Stock subject to options, or awards of restricted stock, granted during or with respect to the year indicated under the Company's Stock Incentive Plan. See "Report of the Compensation Committee of the Board -- Incentive Compensation."

(3) As part of its 2000 incentive compensation awards, the Company in January 2001 granted 3,350 shares of restricted stock to Mr. Kessinger under the Company's Stock Incentive Plan. The value of shares of restricted stock is based upon the closing price of the Company's Common Stock on the date of grant ($30.00). One-third of the restricted shares will be vested and transferable on January 1, 2002, another third will be vested and transferable on January 1, 2003, and on January 1, 2004 all of the restricted shares will be vested and transferable. Holders of restricted stock are entitled to receive dividends or other distributions with respect to such shares during the period of restriction. The restricted stock awards become immediately vested and transferable in the event of a change of control of the Company.

(4) As part of its 1999 incentive compensation awards, the Company in January 2000 granted 7,000 shares of restricted stock to Mr. Kessinger under the Company's Stock Incentive Plan. The value of shares of restricted stock is based upon the closing price of the Company's Common Stock on the date of grant ($21.50). One-third of the restricted shares granted became vested and transferable on January 1, 2001, another third will be vested and transferable on January 1, 2002, and on January 1, 2003 all of the restricted shares will be vested and transferable. Holders of restricted stock are entitled to receive dividends or other distributions with respect to such shares during the period of restriction. The restricted stock awards become immediately vested and transferable in the event of a change of control of the Company.

(5) As a part of its 1998 incentive compensation awards, the Company in January 1999 granted 5,825 shares of restricted stock to Mr. Kessinger under the Company's Stock Incentive Plan. The value of shares of restricted stock is based upon the closing price of the Company's Common Stock on the date of grant ($17.88). One-third of the restricted shares granted became vested and transferable on January 1, 2000, another third became vested and transferable on January 1, 2001, and on January 1, 2002 all of the restricted shares will be vested and transferable. Holders of restricted stock are entitled to receive dividends or other distributions with respect to such shares during the period of restriction. The restricted stock awards become immediately vested and transferable in the event of a change of control of the Company.

(6) As a part of its 2000 incentive compensation awards, the Company in January 2001 granted stock options to the named executive officers to purchase shares of Common Stock under the Company's Stock Incentive Plan in the amounts and at the exercise prices indicated: Mr. Thompson, 47,925 shares at $39.00 per share; Mr. Williams, 15,850 shares at $39.00 per share; Mr. Kessinger, 10,000 shares at $30.00 per share; Mr. Freeman, 5,850 shares at $39.00 per share; and Mr. Wall, 7,500 shares at $39.00 per share. One-third of the options granted will be vested and exercisable on December 31, 2001, another third will be vested and exercisable on December 31, 2002, and on December 31, 2003 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change of control of the Company. The exercise price of $30.00 was the closing market price of the Company's Common Stock on the date of grant. The exercise price of $39.00 is 130% of the closing market price of the Company's Common Stock on the date of grant.

(7) As a part of its 1999 incentive compensation awards, the Company in January 2000 granted stock options to the named executive officers to purchase shares of Common Stock under the Company's Stock Incentive Plan in the amounts and at the exercise prices indicated: Mr. Thompson, 67,450 shares at $27.95 per share; Mr. Kessinger, 7,000 shares at $21.50 per share; Mr. Williams, 24,425 shares at $27.95 per share; Mr. Freeman, 8,725 shares at $27.95 per share; and Mr. Wall, 10,175 shares at $27.95 per share. One-third of the options granted became vested and exercisable on December 31, 2000, another third will be vested and exercisable on December 31, 2001, and on December 31, 2002 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change of control of the Company. The exercise price of $21.50 was the closing market price of the Company's Common Stock on the date of grant. The exercise price of $27.95 is 130% of the closing market price of the Company's Common Stock on the date of grant.

(8) As a part of its 1998 incentive compensation awards, the Company in January 1999 granted stock options to the named executive officers to purchase shares of Common Stock under the Company's Stock Incentive Plan in the amounts and at the exercise prices indicated: Mr. Thompson, 57,525 shares at $23.24 per share; Mr. Kessinger, 4,200 shares at $23.24 per share; Mr. Williams, 33,125 shares at $23.24 per share; Mr. Freeman, 7,425 shares at $23.24 per share; and Mr. Wall, 7,100 shares at $23.24 per share. One-third of the options granted became vested and exercisable on December 31, 1999, another third became vested and exercisable on December 31, 2000, and on December 31, 2001 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change of control of the Company. The exercise price of $23.24 is 130% of the closing market price of the Company's Common Stock on the date of grant ($17.88).

(9) Matching contributions made by the Company pursuant to its 401(k) Profit Sharing Retirement Plan.

EMPLOYEE STOCK OPTIONS

     Option Grants. The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Executive Compensation Table during the Company's 2000 fiscal year:

                                              INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE
                        -------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                          NUMBER OF       % OF TOTAL                                           OF STOCK PRICE
                          SECURITIES       OPTIONS                                              APPRECIATION
                          UNDERLYING      GRANTED TO    EXERCISE                             FOR OPTION TERM(3)
                           OPTIONS       EMPLOYEES IN     PRICE                          ---------------------------
NAME                    GRANTED (#)(1)   FISCAL YEAR    ($/SH)(2)    EXPIRATION DATE       5% ($)         10% ($)
----                    --------------   ------------   ---------    ---------------       ------         -------
Darryl W. Thompson....      67,450          34.79%       $27.95      January 17, 2010     $476,948      $1,876,149
Ron D. Kessinger......       7,000           3.61         21.50      January 17, 2010       94,648         239,858
John H. Williams......      24,425          12.60         27.95      January 17, 2010      172,712         679,391
Henry B. Freeman......       8,725           4.50         27.95      January 17, 2010       61,696         242,689
Earl F. Wall..........      10,175           5.25         27.95      January 17, 2010       71,949         283,022

---------------
(1) All options granted under the Company's Stock Incentive Plan are nonqualified stock options. The options were granted in January 2000. One third of the options granted became vested and exercisable on December 31, 2000, one-third will be vested and exercisable on December 31, 2001, and one-third will be vested and exercisable on December 31, 2002. All options will become immediately vested and exercisable in the event of a change of control of the Company.

(2) The option exercise price of $21.50 was the closing market price of the Company's Common Stock on the date of grant. The option exercise price of $27.95 is equal to 130% of the closing market price of the Company's Common Stock on the date of grant.

(3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Common Stock increasing over such ten-year periods to $35.02 and $55.77, respectively (based on the grant date price of $21.50).

     Option Exercises. The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 2000 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 2000 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                       OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                       NUMBER OF                         YEAR END (#)            FISCAL YEAR END ($)(1)
                                    SHARES ACQUIRED     VALUE      -------------------------    -------------------------
NAME                                  ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                                ---------------    --------    -------------------------    -------------------------
Darryl W. Thompson..............           --             --            365,890/64,142             $7,358,102/422,297
Ron D. Kessinger................           --             --              49,000/6,067                 753,491/68,096
John H. Williams................           --             --            246,328/27,326              5,251,648/193,447
Henry B. Freeman................           --             --              60,319/8,292               1,304,045/54,575
Earl F. Wall....................           --             --              22,949/9,151                 230,469/58,511

---------------
(1) Value of unexercised options is equal to the difference between the fair market value per share of Common Stock at December 31, 2000 and the option exercise price per share multiplied by the number of shares subject to options.

EMPLOYMENT AGREEMENTS

     In October 1993, the Company, through its wholly-owned subsidiary Triad, entered into employment agreements with Messrs. Thompson, Kessinger, Williams, and Freeman. These agreements had initial terms of two years and upon expiration extend automatically for successive one-year terms unless terminated by either party. Base annual salary for 2001 under the agreements is as follows: Mr. Thompson, $232,183; Mr. Kessinger, $180,000; Mr. Williams, $178,120; and Mr. Freeman, $121,000. The agreements are terminable by Triad in the event of the death of the employee, absence over a period of time due to incapacity, a material breach of his duties and obligations under the agreement or other serious misconduct. The agreements also are terminable by Triad without cause; provided, however, that in such event, the executive is entitled to a cash amount equal, in the case of Messrs. Thompson, Kessinger, and Williams, to 200% of the total base annual salary paid to such executive during the two previous calendar years and, in the case of Mr. Freeman, 160% of the total base annual salary paid to such executive during the previous calendar year.

     The employment agreements provide that in the event of a change of control of the Company (as defined in the agreements) and the termination of the executive's employment by the executive as a result of his relocation or certain specified adverse changes in his employment status or compensation, the executive is entitled to a cash amount equal, in the case of Messrs. Thompson, Kessinger and Williams, to 200% of the total base annual salary paid to such executive during the two previous calendar years and, in the case of Mr. Freeman, 160% of the total base annual salary paid to such executive during the previous calendar year.

     The employment agreements contain certain noncompetition provisions restricting each executive from competing with the business of Triad for a period of two years, in the case of Messrs. Thompson, Kessinger and Williams, and one year, in the case of Mr. Freeman, following termination of his employment.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company or any of its subsidiaries do not receive any compensation for serving as directors of the Company. For 2000, directors who were not employees of the Company or any of its subsidiaries or affiliates received an annual retainer of $30,000 of which at least 25% must be paid in the form of restricted shares of Common Stock or options to purchase shares of Common Stock. In addition, Messrs. Ratliff and

Whitehurst are eligible to participate in the EVA Program and to receive incentive compensation based upon the Compensation Committee's evaluation of their contributions to the Company. For 2000, Messrs. Ratliff and Whitehurst were awarded cash bonuses in the amount of $82,500 and $30,500, respectively, and stock options to purchase 13,750 and 5,100 shares of Common Stock, respectively, at $39.00 per share.(1) All directors are reimbursed for expenses incurred in attending board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Messrs. David and Elliott. Neither member of the Compensation Committee is or was formerly an officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

     The Company engaged in certain transactions with CIC, CML and their affiliates New South Federal Savings Bank and Southland National Insurance Corp. ("Southland") during 2000 including those described below. CIC and CML own 20.1% and 19.3%, respectively, of the Common Stock of the Company. Mr. Ratliff, Chairman of the Board of the Company, is also President of CIC, former President and former General Partner of CML, and Chairman of the Board of New South. Mr. Whitehurst, a director of the Company, is Executive Vice President of CIC and a director of New South. All transactions between the Company and CIC, CML, New South or Southland have been, and will be, on terms no less favorable to the Company than could have been, or than could be, obtained from unaffiliated third parties.

     Investment Advisory Agreement. Triad is a party to an investment advisory agreement with CML under which CML provides investment advice and services to Triad and assists Triad in executing purchases and sales of investments. Under the investment advisory agreement, Triad pays CML a quarterly fee based upon the value of assets under supervision. During 2000, Triad incurred fees of $298,872 pursuant to the investment advisory agreement.

     Administrative Services Agreement. Triad is a party to an administrative services agreement with CIC and New South under which CIC or New South provide Triad with certain management services. Under the administrative services agreement, Triad pays CIC and New South an annual fee based on the estimated cost of providing the services. During 2000, Triad incurred fees of $100,000 pursuant to the administrative services agreement.

---------------

(1) One-third of the options granted will be vested and exercisable on December 31, 2001, another third will be vested and exercisable on December 31, 2002, and on December 31, 2003 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change of control of the Company. The exercise price of $39.00 is 130% of the closing market price of the Company's Common Stock on the date of grant ($30.00).

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Nasdaq Financial Stocks Index and the Nasdaq Insurance Stocks Index for the period beginning on October 22, 1993 (the date of the Company's initial public offering) and for each year end through December 31, 2000.
[PERFORMANCE GRAPH]

                                                                   NASDAQ STOCK          NASDAQ FINANCE        NASDAQ INSURANCE
                                        TRIAD GUARANTY INC.       MARKET (U.S.)              STOCKS                 STOCKS
                                        -------------------       -------------          --------------        ----------------
10/22/93                                       100.00                 100.00                 100.00                 100.00
1993                                           101.56                  99.70                  98.79                  94.72
1994                                            79.69                  97.51                  99.04                  89.16
1995                                           165.62                 137.82                 144.29                 126.65
1996                                           269.52                 169.56                 185.21                 144.37
1997                                           543.73                 207.68                 283.25                 211.77
1998                                           413.66                 292.87                 275.20                 188.68
1999                                           426.55                 544.27                 273.37                 146.36
2000                                           621.07                 327.48                 298.72                 183.80

----------------------------------------------------------------------------------------------------------------------
                          10/22/93     1993     1994      1995      1996      1997      1998      1999      2000
----------------------------------------------------------------------------------------------------------------------
 Triad Guaranty Inc.        100       101.56    79.69    165.62    269.52    543.73    413.66    426.55     621.07
----------------------------------------------------------------------------------------------------------------------
 NASDAQ Stock Market
   (U.S.)                   100        99.70    97.51    137.82    169.56    207.68    292.87    544.27     327.48
----------------------------------------------------------------------------------------------------------------------
 NASDAQ Finance Stocks      100        98.79    99.04    144.29    185.21    283.25    275.20    273.37     298.72
----------------------------------------------------------------------------------------------------------------------
 NASDAQ Insurance
   Stocks                   100        94.72    89.16    126.65    144.37    211.77    188.68    146.36     183.80
----------------------------------------------------------------------------------------------------------------------

     The graph assumes $100 invested on October 22, 1993 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, the Nasdaq Financial Stocks Index and the Nasdaq Insurance Stocks Index. The Nasdaq indices were prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago.

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "1" to this Proxy Statement.

     The following report of the Audit Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

FINANCIAL STATEMENTS

     The Audit Committee has reviewed and discussed the Company's audited financial statements, internal controls and the overall quality of the Company's financial reporting with management and with Ernst & Young LLP, the Company's independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to the auditors' independence from the Company and its related entities, and has discussed with Ernst & Young LLP its independence from the Company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

INDEPENDENCE

     The Audit Committee Charter provides that the Audit Committee shall consist of at least three directors, each of whom, in the opinion of the Board of Directors, has no relationship which would interfere with the exercise of independent judgment as a director. The Charter further provides that subject to the applicable rules of the National Association of Securities Dealers ("NASD"), a director who is not "independent" as defined under the NASD rules may be appointed to the Audit Committee if the Board of Directors determines that such appointment is in the best interests of the Company and its stockholders.

     Two of the members of the Audit Committee, Messrs. Elliott and David, are independent under the NASD rules. The third member, Mr. Whitehurst, is not independent under the NASD rules because he has been employed by CIC, an affiliate of the Company, for the current year, and has received compensation from the Company and its affiliates in excess of $60,000 during the previous fiscal year. The NASD rules permit the Company to appoint one non-independent director to the Audit Committee if the Company's Board, under exceptional and limited circumstances, determines that membership on the Committee by a non-independent director is required by the best interests of the Company and its stockholders. The Board believes that Mr. Whitehurst's extensive background in financial, business, accounting and financial oversight matters allows him to provide valuable advice and counsel to the Audit Committee. The Board therefore has determined that Mr. Whitehurst's service on the Audit Committee is in the best interests of the Company and its stockholders.

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has recommended to the Board the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001.

                                       AUDIT COMMITTEE
                                       Raymond H. Elliott, Chairman
                                       Robert T. David
                                       David W. Whitehurst

                    PROPOSED AMENDMENT TO THE COMPANY'S 1993
                         LONG-TERM STOCK INCENTIVE PLAN

     The Company proposes to amend its 1993 Long-Term Incentive Plan (the "Plan") to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 2,100,000 shares to 2,600,000 shares.

THE AMENDMENT

     The Board has approved and recommends to the stockholders of the Company for their approval and adoption an amendment to the Plan to increase the number of shares of Common Stock available for awards thereunder from 2,100,000 shares to 2,600,000 shares.

     If the proposed amendment is approved, Section 3.1 of the Plan would be amended to read as follows:

          "3.1 Number of Shares.  Subject to the provisions of Section 3.3:

             (a) the number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted under the Plan may not exceed 2,600,000 Shares; and"

REASONS FOR AMENDING THE PLAN

     The Plan authorizes the grant of awards for up to 2,100,000 shares of Common Stock, of which options for 1,854,767 shares, and restricted stock awards for 137,675 shares, have been granted. Accordingly, only 107,558 shares are currently available for awards under the Plan.

     The Board believes that the Plan has accomplished its purpose in the past and that the Plan will continue to be instrumental in attracting, retaining and motivating the Company's executive officers, directors and key employees. Accordingly, the Board has approved and recommends to the stockholders of the Company for their approval and adoption amendments to the Plan to increase the number of shares of Common Stock available for awards thereunder from 2,100,000 to 2,600,000, subject to adjustment as provided in Section 3.3

DESCRIPTION OF THE PLAN

     PURPOSE AND ELIGIBILITY. The purpose of the Plan is to attract and retain the best available directors, executive personnel and other key employees to be responsible for the management, growth and success of the business and to provide an incentive for them to exert their best efforts on behalf of the Company and its stockholders. The Plan was approved by the stockholders of the Company on October 18, 1993.

     "Participants" in the Plan are those directors, executive personnel and other key employees selected by the Board of Directors or the Compensation Committee to participate in the Plan who hold positions of responsibility and whose participation in the Plan is determined by the Board of Directors or the Compensation Committee to be in the best interests of the Company. Approximately 180 persons are eligible to participate in the Plan. As of April 2, 2001, awards have been granted to 55 participants under the Plan.

     ADMINISTRATION OF THE PLAN. The Plan provides that it shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and consisting of two or more members of the Board who shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and outside directors within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee has sole and complete authority to determine the individuals to whom awards are granted, the type and amounts of awards to be granted, the time of all such grants and the terms, conditions and provisions of such awards and the restrictions related thereto. In the absence of a Committee, the Board of Directors exercises all of the powers of the Committee.

     DESCRIPTION OF PLAN AWARDS. The Plan provides that the Committee may grant awards to Participants in the form of (i) "incentive stock options" within the meaning of Section 422 of the Code or nonqualified stock options ("Options"),
(ii) rights to receive a payment from the Company in cash, Common Stock, or a combination thereof, equal to the excess of the Fair Market Value (as defined below) of a share of Common Stock on the date of exercise over a specified price fixed by the Committee ("Stock Appreciation Rights" or "SARs"), (iii) shares of Common Stock subject to restrictions on transferability ("Restricted Stock"),
(iv) rights to receive payment from the Company in cash, stock or a combination thereof, in an amount determined by the Fair Market Value of Common Stock ("Phantom Stock"), or (v) other stock based awards ("Other Stock Based Awards") and other benefits. A description of each of these awards follows.

     Options. The per share option price must be not less than 85% of the Fair Market Value of the Common Stock at the time the Option is granted (100% in the case of an incentive stock option, or 110% in the case of an incentive stock option granted to a Participant who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). The "Fair Market Value" of the Common Stock on a particular day is the closing price for the Common Stock as reported by the NASDAQ Stock Market on the last preceding trading day on which such Common Stock was traded. Options awarded under the Plan may be exercised at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose. Such conditions and restrictions need not be uniform for all Participants. No Option will be exercisable for more than 10 years after the date on which it is granted (5 years in the case of an incentive stock option granted to a Participant who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). The per share option price must be paid in full at the time of exercise. The Committee may, in its discretion, permit a Participant to make payments in cash, or in shares of Common Stock already owned by the Participant, valued at the Fair Market Value thereof.

     SARs. SARs granted pursuant to the Plan may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee may impose. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of shares of Common Stock under the related Option and may be exercised only with respect to the shares for which the related Option is then exercisable. The Committee may limit the time of exercise of a SAR to specified periods, as may be required to satisfy the applicable provisions of Rule 16b-3 of the Securities Exchange Act of 1934. Upon exercise of a SAR, the Participant will be entitled to receive payment of an amount determined by multiplying (a) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market

Value of a share at the date of grant, by (b) the number of shares of Common Stock with respect to which the SAR is exercised. However, notwithstanding the foregoing, at the time of grant the Committee may establish a maximum amount per share which will be payable upon exercise of a SAR. Subject to the discretion of the Committee, payment of a SAR may be made in cash, shares of Common Stock, or any combination thereof.

     Restricted Stock. Restricted Stock awarded to a Participant by the Committee may not be sold, transferred, pledged, assigned or otherwise alienated until such time, or until the satisfaction of such conditions, as shall be determined by the Committee (including, without limitation, satisfaction of performance goals or the occurrence of certain events). When the period of restriction on Restricted Stock terminates, the Participant will receive unrestricted shares of Common Stock. Unless the Committee otherwise determines at the time of grant, Participants holding Restricted Stock may exercise full voting rights and other rights as a stockholder with respect to those shares during the period of restriction, and will be entitled to receive dividends or other distributions paid with respect to those shares. If the dividends or distributions are paid in shares of Common Stock, such shares will be subject to the same forfeiture restrictions and restrictions on transferability as the Restricted Stock with respect to which they were paid.

     Phantom Stock. Phantom Stock rights granted pursuant to the Plan cannot be sold, transferred, pledged, assigned, or otherwise alienated until such time, or until the satisfaction of such conditions, as shall be determined by the Committee (including, without limitation, satisfaction of performance goals or the occurrence of certain events). Holders of Phantom Stock rights will not be deemed stockholders and, except to the extent provided in accordance with the Plan, will have no rights related to any shares. Unless the Committee otherwise determines at the time of grant, holders of Phantom Stock rights will not be entitled to receive cash payments equal to any cash dividends or other distributions paid with respect to a corresponding number of shares. At the time of the grant, the Committee may provide for payment in respect of Phantom Stock rights in cash, shares of Common Stock, partially in cash and partially in shares, or in any other manner not inconsistent with the Plan.

     Other Stock Based Awards and Other Benefits. The Plan provides that the Committee may also grant Other Stock Based Awards, including the grant of shares of Common Stock based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of shares of Common Stock in lieu of cash under other Company incentive bonus programs. The Committee also has the authority to provide types of awards under the Plan in addition to those specifically listed utilizing shares of Common Stock or cash, or a combination thereof, if the Committee believes that such awards would further the purposes for which the Plan was established. Payment under or settlement of such awards will be made in the manner and at the times determined by the Committee.

PLAN BENEFITS

     The grant of awards under the Plan is within the discretion of the Committee. Therefore, the Company is unable to determine the benefits or amounts that will be allocated to any Participant under the Plan.

     The following table sets forth certain information regarding awards of Restricted Stock and Options to purchase shares of Common Stock granted under the Plan to the executive officers of the Company named in the Executive Compensation Table, each nominee for election as a director who was granted an award and the indicated groups during the period January 1, 2001 through April 1, 2001. No other awards are expected to be made to such persons during 2001. However, the Company may grant awards under the Plan to other employees of Triad during 2001.

                                                                              NUMBER OF
                                                                              SECURITIES
                                                      RESTRICTED STOCK    UNDERLYING OPTIONS    EXERCISE PRICE
NAME                                                     AWARDS(1)              (#)(2)            ($/SH)(3)
----                                                  ----------------    ------------------    --------------
William T. Ratliff, III.............................                            13,750              $39.00
  Chairman of the Board
Darryl W. Thompson..................................                            47,925              $39.00
  Chief Executive Officer and Director
Ron D. Kessinger....................................       3,350                10,000              $30.00
  Executive Vice President and Chief Financial
  Officer
John H. Williams....................................                            15,850              $39.00
  Executive Vice President of Triad
Henry B. Freeman....................................                             5,850              $39.00
  Senior Vice President of Triad
Earl F. Wall........................................                             7,500              $39.00
  Senior Vice President, Secretary and General
  Counsel
Robert T. David,....................................                             1,000              $30.00
  Director
Raymond H. Elliott,.................................                             1,000              $30.00
  Director
David W. Whitehurst.................................                             5,100              $39.00
  Director
All current executive officers as a group (7
  persons)..........................................                            10,000              $30.00
                                                                                96,925              $39.00
All current directors who are not executive officers
  as a group (3 persons)............................                             2,000              $30.00
                                                                                 5,100              $39.00
All employees, including all current officers who
  are not executive officers, as a group (8
  persons)..........................................                            17,250              $30.00

---------------
(1) One-third of the restricted shares will be vested and transferable on January 1, 2002, another third will be vested and transferable on January 1, 2003, and on January 1, 2004 all of the restricted shares will be vested and transferable. Holders of restricted stock are entitled to receive dividends or other distributions with respect to such shares during the period of restriction. The restricted stock awards become immediately vested and transferable in the event of a change of control of the Company.

(2) One-third of the Options granted will be vested and exercisable on December 31, 2001, another third will be vested and exercisable on December 31, 2002, and on December 31, 2003 all of the Options granted will be vested and exercisable. All Options become immediately vested and exercisable in the event of a change of control of the Company.

(3) The Option exercise price of $30.00 was the closing price of the Company's Common Stock on the date of grant. The Option exercise price of $39.00 is equal to 130% of the closing price of the Company's Common Stock on the date of grant.

     As of March 27, 2001, 1,992,442 shares of common stock were subject to outstanding awards under the Plan and 107,558 shares were available for future grants. As of March 27, 2001, the exercise prices and expiration dates of options outstanding under the Plan ranged from $4.58 to $49.08 per share and from October 29, 2003 to January 23, 2011. As of March 27, 2001, the closing sale price of the Company's Common Stock was $30.19 per share as reported by the Nasdaq Stock Market.

     AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN. The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. The Plan will remain in effect until it is terminated by the Board. No amendment, modification, or termination of the Plan will in any manner adversely affect any award theretofore granted under the Plan without the consent of the Participant.

     FEDERAL TAX TREATMENT. The Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Code. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     Incentive Stock Options. A grantee generally will have no taxable income upon either the grant or exercise of an incentive stock option. If the grantee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years of the grant or one year of the exercise, any gain or loss realized in his subsequent disposition will be capital gain or loss. If such holding period requirements are not satisfied, the grantee will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Any remaining gain is taxed as long-term or short-term capital gain.

     Nonqualified Stock Options. The grant of a nonqualified stock option generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee in the year in which such taxable income is recognized and the Company is required to withhold federal income taxes with respect to any amounts included in the optionee's taxable income.

     Stock Appreciation Rights. The grant of a SAR generally is not a taxable event for the grantee. However, upon exercise of the SAR, the grantee generally will recognize ordinary income equal to the amount of any cash received or the fair market value of any Common Stock received.

     Restricted Stock Awards. A grant of restricted stock generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the excess of the fair market value of such stock on the date of lapse over the amount, if any, paid for such stock. Alternatively, the grantee may file an election under
Section 83(b) of the Code, in which case the grantee will recognize ordinary income on the date of grant equal to the excess of the fair market value of such stock on the date of grant over the amount, if any, paid for such stock.

     Phantom Stock Rights. A grant of phantom stock rights generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the amount of any cash received or the fair market value of any Common Stock received.

     Cash Awards. Generally, a grantee will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to cash awards at the earliest time at which the grantee has an unrestricted right to receive the amount of such cash payment. The timing of such income recognition will depend upon the specific terms and conditions of the cash award.

     Other Stock Based Awards. Awards may be granted under the Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of the awards. Generally, the Company will be entitled to a deduction and will be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards made under the Plan.

     Section 162(m) of the Code. Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million for each individual officer. For purposes of Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation. Income pursuant to Options and SARs having an exercise price or base value equal to the fair market value of the shares of the Company's Common Stock on the date of grant under the Plan is intended to be fully deductible by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to Restricted Stock, Phantom Stock and other Awards under the Plan would be subject to the deductibility limitations of Section 162(m).

VOTE REQUIRED

     If approved by the stockholders, the proposed amendment to the Plan would become effective immediately.

     Adoption of the amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting.

     The Board recommends a vote FOR the approval and adoption of the amendment to the Plan as described above. Proxies solicited by the Board will be voted in favor of the proposed amendment unless stockholders specify to the contrary in their proxies.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's consolidated financial statements for the year ended December 31, 2000 were audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP has been selected as the Company's independent auditors for fiscal year 2001. Representatives of Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

AUDIT FEES

     The aggregate fees, including expenses reimbursed, billed by Ernst & Young LLP for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal year 2000, the reviews of the Company's quarterly financial statements during fiscal year 2000 and audit related services were $145,200.

ALL OTHER FEES

     The aggregate fees, including expenses reimbursed, billed by Ernst & Young LLP for services rendered to the Company and its subsidiaries, other than the services described above, for fiscal year 2000 were $46,490. The Audit Committee has considered whether the provision of the non-audit services provided by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP's independence.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders intending to present a proposal for consideration at the Company's next annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the

Company's Certificate of Incorporation. To be eligible for inclusion in the Company's proxy statement, stockholder proposals must be received by the Company no later than December 10, 2001. Notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by the Company after February 23, 2002, and the proxies named in the accompanying form of proxy may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive a timely notice.

                                 OTHER MATTERS

     The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

Winston-Salem, North Carolina
April 9, 2001

                                                                      APPENDIX 1

                              TRIAD GUARANTY INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the adequacy of the charter at least annually.

     The committee shall be appointed by the board of directors and shall consist of at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a director. Subject to applicable requirements of the National Association of Securities Dealers, Inc. ("NASD"), a director who is not independent as defined under the NASD rules may be appointed to the Committee if the board of directors determines that such appointment is in the best interests of the Company and its stockholders. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have professional accounting or related financial management experience which attests to such person's financial sophistication.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the Company's stockholders, the investment community and others relating to:

          (1) the Company's financial statements and the financial reporting process,

          (2) the Company's systems of internal accounting and financial controls

          (3) the annual independent audit of the Company's financial statements, and

          (4) legal compliance and ethics programs as may be established by Company management and the board.

     In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors and management of the Company. In discharging its oversight role, the committee shall have full access to all books, records, facilities, and personnel of the Company and the authority to retain outside counsel or other experts in order to fully and properly discharge its responsibilities.

SCOPE OF RESPONSIBILITIES AND FUNCTIONS

     Management shall be responsible for preparing the Company's financial statements, and the independent auditors shall be responsible for auditing those financial statements. The primary responsibility of the audit committee shall be to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board.

     The following shall be the principal functions of the audit committee in carrying out its oversight responsibilities. These are set forth as a guide, with the understanding that the committee may supplement them as it deems appropriate.

     - The committee shall annually review and recommend to the board the selection of the Company's independent auditors. The committee shall establish a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and to the audit committee, as representatives of the Company's stockholders. The board and the committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall annually discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independent Standards Board.

     - The committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk, and any legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review and discuss with management and the independent auditors the Company's interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for purposes of this review.

     - The committee shall review and discuss with management and the independent auditors its recommendation regarding the inclusion of the annual audited financial statements in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K). The committee also shall discuss with the independent auditors the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                              TRIAD GUARANTY INC.

                      1993 LONG-TERM STOCK INCENTIVE PLAN
                       as amended through March 21, 2001

                                   SECTION I

                                   OBJECTIVE

     The objective of the Triad Guaranty Inc. 1993 Long-Term Stock Incentive Plan (the "Plan") is to attract and retain the best available directors, executive personnel and key employees to be responsible for the management, growth and success of the business, and to provide an incentive for such individuals to exert their best efforts on behalf of the Company and its shareholders.

                                   SECTION 2

                                  DEFINITIONS

     2.1 GENERAL DEFINITIONS. The following words and phrases, when used herein, shall have the following meanings:

          (a) "AGREEMENT" -- The written document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award. No Award shall be valid until so evidenced.

          (b) "AWARD" -- The grant of any Option, Stock Appreciation Right, share of Restricted Stock, share of Phantom Stock, Other Stock Based Award, or any combination thereof.

          (c) "BOARD" -- The Board of Directors of Triad Guaranty Inc.

          (d) "CODE" -- The Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

          (e) "COMMITTEE" -- The Compensation Committee of the Board of Directors of the Company, which shall consist of two or more members of the Board. The members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Act, as the same may be amended or supplemented from time to time, as promulgated under the Act, and outside directors within the meaning of section 162(m) of the Code.

          (f) "COMMON STOCK" -- The present shares of Common Stock of the Company, and any shares into which such shares are converted, changed or reclassified.

          (g) "COMPANY" -- Triad Guaranty Inc., a Delaware corporation, and its groups, divisions, and subsidiaries.

          (h) "EMPLOYEE" -- Any person employed by the Company as an employee or any director of the Company, regardless of whether the director is an employee of the Company.

          (i) "FAIR MARKET VALUE" -- The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on the NASDAQ National Market System or any national stock exchange on which the Common Stock is traded, on the last preceding trading day on which such Common Stock was traded.

          (j) "FAMILY MEMBERS" -- With respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which any of these persons (or the Participant) controls the management of assets, and any other entity in which any of these persons (or the Participant) owns more than fifty percent of the voting interests.

          (k) "OPTION" -- A right granted under Section 6 hereof to purchase Common Stock of the Company at a stated price for a specified period of time.

          (l) "OTHER STOCK BASED AWARD" -- An award granted under Section 9 hereof that is valued in whole or in part by reference to, or is otherwise based on, the Company's Common Stock.

          (m) "PARTICIPANT" -- Any Employee designated by the Committee to participate in the Plan.

          (n) "PHANTOM STOCK" -- A right granted under Section 8 hereof to receive payment from the Company in cash, stock, or in combination thereof, in an amount determined by the Fair Market Value.

          (o) "PERIOD OF RESTRICTION" -- The period during which Shares of Restricted Stock or Phantom Stock rights are subject to forfeiture or restrictions on transfer pursuant to Section 8 of the Plan.

          (p) "RESTRICTED STOCK" -- Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 8 of the Plan.

          (q) "SHARES" -- Shares of Common Stock.

          (r) "STOCK APPRECIATION RIGHT" or "SAR" -- The right granted under
     Section 7 hereof to receive a payment from the Company in cash, Common Stock, or in combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

     2.2 OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

                                   SECTION 3

                                  COMMON STOCK

     3.1 NUMBER OF SHARES.  Subject to the provisions of section 3.3:

          (a) the number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted under the Plan may not exceed 2,600,000 Shares; and

          (b) the maximum number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted to a Participant under the Plan during any calendar year may not exceed 225,000 Shares.

     3.2 RE-USAGE. If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, or if any other grant (other than Restricted Stock) results in any Shares not being issued, the Shares covered by such Option, SAR, or other grant, as the case may be, shall again be immediately available for Awards under the Plan.

     3.3 ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of SARs and the number of Shares available for Options, grants of Restricted Stock, and Other Stock Based Awards as specified in Section 3.1(a), and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock, and Other Stock Based Awards, and the price thereof, the Fair Market Value and the maximum number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted to a Participant under the Plan during any calendar year as specified in Section 3.1(b), as applicable, shall be appropriately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

                                   SECTION 4

                         ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those individuals selected by the Committee to participate in the Plan who hold positions of responsibility and whose participation in the Plan the Committee determines to be in the best interests in the Company.

                                   SECTION 5

                                 ADMINISTRATION

     5.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Company, which shall consist of two or more members of the Board. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership. In the absence of a Committee, the Board shall exercise all of the powers of the Committee hereunder.

     5.2 AUTHORITY. The Committee shall have the sole and complete authority to:

          (a) determine the individuals to whom awards are granted, the type and amounts of awards to be granted and the time of all such grants;

          (b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

          (c) interpret and construe the Plan and all Agreements;

          (d) prescribe, amend and rescind rules and regulations relating to the
     Plan:

          (e) determine the content and form of all Agreements;

          (f) determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

          (g) maintain accounts, records and ledgers relating to Awards;

          (h) maintain records concerning its decisions and proceedings;

          (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

          (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

     5.3 DETERMINATIONS. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

     5.4 DELEGATION. The Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

                                   SECTION 6

                                 STOCK OPTIONS

     6.1 TYPE OF OPTION. Each Option granted under this Plan shall be of one of two types: (i) an "incentive stock option" within the meaning of section 422 of the Code (or any successor provision), or (ii) a non-qualified stock option.

     6.2 GRANT OF OPTION. An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by a written Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No incentive stock options may be awarded after the tenth anniversary of the date this Plan is adopted by the Board.

     6.3 OPTION PRICE. The per share option price shall be not less than 85 percent of the Fair Market Value at the time the Option is granted (100 percent in the case of an incentive stock option, or 110 percent in the case of an incentive stock option granted to a Participant who at the time the Option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent).

     6.4 EXERCISE OF OPTIONS. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all Participants; provided, however, that no Option shall be exercisable for more than 10 years after the date on which it is granted (5 years in the case of an incentive stock option granted to a Participant who at the time the Option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent).

     6.5 PAYMENT. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in cash, or in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price. As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired Shares.

     6.6 RIGHTS AS A SHAREHOLDER. Until the exercise of an Option and the issuance of the Share in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

                                   SECTION 7

                           STOCK APPRECIATION RIGHTS

     7.1 GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide. A grant of an SAR shall be made pursuant to a written Agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

     7.2 EXERCISE OF SARS. SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee shall impose. Any SAR related to a non-qualified stock option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an incentive stock option shall be granted at the same time such Option is granted. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose conditions on the exercise of an SAR, including, without limitation, the right of the Committee to limit the time of exercise to specified periods, as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

     7.3 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

          (a) any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the date of grant, by

          (b) the number of Shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

     7.4 METHOD OF PAYMENT. Subject to the discretion of the Committee, which may be exercised at the time of grant, the time of payment, or any other time, payment of an SAR may be made in cash, Shares or any combination thereof.

                                   SECTION 8

                       RESTRICTED STOCK OR PHANTOM STOCK

     8.1 GRANT OF RESTRICTED STOCK OR PHANTOM STOCK. The Committee may grant Shares of Restricted Stock or Phantom Stock rights to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restrict Stock or Phantom Stock rights shall be evidenced by a written Agreement setting forth the terms of such Award.

     8.2 RESTRICTIONS ON TRANSFERABILITY. Restricted Stock or Phantom Stock rights may not be sold, transferred, pledged, assigned, or otherwise alienated until such time, or until the satisfaction of such conditions as shall be determined by the Committee (including without limitation, the satisfaction of performance goals or the occurrence of such events as shall be determined by the Committee). At the end of the period of restriction applicable to any Restricted Stock, such Shares will be transferred to the Participant free of all restrictions.

     8.3 RIGHTS AS A SHAREHOLDER. Unless otherwise determined by the Committee at the time of grant, participants holding Restricted Stock granted hereunder may exercise full voting rights and other rights as a Shareholder with respect to those Shares during the period of restriction. Holders of Phantom Stock rights shall not be deemed Shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any Shares.

     8.4 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided that if any such dividends or distributions are paid in shares of stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding Phantom Stock rights shall not be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

     8.5 PAYMENT OF PHANTOM STOCK RIGHTS. The Committee may, at the time of grant, provide for payment in respect of Phantom Stock rights in cash, Shares, partially in cash and partially in Shares, or in any other manner not inconsistent with this Plan.

                                   SECTION 9

                  OTHER STOCK BASED AWARDS AND OTHER BENEFITS

     9.1 OTHER STOCK BASED AWARDS. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive bonus programs. A Grant of an Other Stock Based Award shall be made in such manner and at such times as the Committee may determine.

     9.2 OTHER BENEFITS. The Committee shall have the right to provide types of Awards under the Plan in addition to those specifically listed utilizing shares of stock or cash, or a combination thereof, if the Committee believes that such Awards would further the purposes for which the Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

                                   SECTION 10

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant.

                                   SECTION 11

                           TERMINATION OF EMPLOYMENT

     11.1 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise determined by the Committee at the time of grant, in the event a participant's employment with the Company terminates by reason of retirement after age 65, any Option or SAR granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within three (3) years following the participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement shall be forfeited.

     11.2 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant, in the event a participant's employment with the Company is terminated by reason of death or incapacity, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant or the participant's legal representative at any time prior to the expiration date of the term of the Option or SAR or within three (3) years following the participant's termination of employment, whichever period is shorter, and any Restricted Stock. Phantom Stock rights, or other Award then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though any restriction had expired.

     11.3 TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Participant with the Company shall terminate for any reason other than misconduct or one described in Section 11.1 or 11.2, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three (3) months following the Participant's termination of employment, whichever period is shorter: any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. If the employment of a Participant is terminated by the Company by reason of the Participant's misconduct, any outstanding Option or SAR shall cease to be exercisable on the date of the participant's termination of employment; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. As used herein, "misconduct" means: (i) one or more demonstrable and material acts of dishonesty, disloyalty, insubordination or willful misconduct; (ii) the continued failure, in the judgment of the Chief Executive Officer of the Company or the Board by the Participant to substantially perform his duties (other than any such failure resulting from his death or disability); or (iii) the termination of the Participant's employment with the Company for "cause" within the meaning of any written employment agreement between the Participant and the Company. The Committee shall determine whether a Participant's employment is terminated by reason of misconduct.

     11.4 ACCRUAL OF RIGHT AT DATE OF TERMINATION. Unless otherwise determined by the Committee at the time of grant, the participant shall have the right to exercise an Option or SAR as indicated in Section 11.1, 11.2, and 11.3 only to the extent the Participant's right to exercise such Option or SAR had accrued at the date of termination of employment pursuant to the terms of the applicable Agreement and had not previously been exercised.

                                   SECTION 12

                            MISCELLANEOUS PROVISIONS

     12.1 NON-TRANSFERABILITY OF AWARDS. An Award that is an incentive stock option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. With the approval of the Committee, a Participant may transfer an Award (other than an incentive stock option) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this
Section 12.1 shall include transfer of the right set forth in Section 10 hereof to consent to an amendment, modification or termination of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the award.

     12.2 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company. No employee shall have a right to be selected, to receive any future awards.

     12.3 TAX WITHHOLDING. The Company shall have the authority to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, sate, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligation associated with the transaction.

     12.4 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code, shall be governed by the law of the State of Delaware and construed in accordance therewith.

     12.5 EFFECTIVE DATE. The Plan shall be effective immediately upon such approval by the Shareholders of the Company, provided, however, that no Award requiring the issuance of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and (ii) such Shares are listed on any securities exchange upon which the Common Stock of the Company is listed.

     12.7 UNFUNDED PLAN. Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to participants who are entitled to Awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation. None of the Committee, the Company or its Board of Directors shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan. Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                             PROXY
==================================================================     1. Election of Directors,
                      TRIAD GUARANTY INC.                                 Nominees are:
==================================================================
   This Proxy is Solicited on Behalf of the Board of Directors                    Robert T. David
                                                                                 Raymond H. Elliott           For    With-   For All
This proxy, when properly executed, will be voted in the manner                William T. Ratliff, III        All*   hold    Except
directed herein by the undersigned stockholder.  If no direction                 Darryl W. Thompson
is made, this proxy will be voted FOR Proposal 1 and Proposal 2.                  David W. Whitehurst          [ ]     [ ]      [ ]
This proxy is revocable at any time.
                                                                          * FOR all listed nominees or a substitute therefor if any
Mark box at right if an address change has been noted on the   [ ]          nominee is unable or, for good cause, refuses to serve.
reverse side of this card.                                                  If you do not wish your shares voted "For" a particular
                                                                            nominee, mark the "For All Except" box and strike a
CONTROL NUMBER:                                                             line through the name(s) of the nominee(s).  Your shares
                                                                            will be voted for the remaining nominee(s).
RECORD DATE SHARES:

                                                                       2. Approval of the proposal to amend the Company's 1993 Long-
                                                                          Term Stock Incentive Plan to increase the number of shares of the Company's Common Stock reserved for issuance
                                                                          thereunder from 2,100,000 to 2,600,000.

                                                                                          [ ] For   [ ]  Against      [ ]  Abstain


                                                                          In their discretion, the Proxies are authorized to vote
                                                                          upon such other business as may properly come before the
                                                                          meeting.


                                            ------------------------
   Please be sure to date this proxy and     Date                         IMPORTANT: Please sign exactly as your name(s) appear(s)
 sign your name exactly as it appears above.                              to the left.  In the case of joint holders, all should
- --------------------------------------------------------------------    sign.  When signing as an attorney, executor,
                                                                          administrator, trustee, or guardian, please give full
                                                                          title as such.  If a corporation, please sign in full
                                                                          corporate name by President or other authorized officer.
                                                                          If a partnership, please sign in partnership name by
- ---- Stockholder sign here ------------------Co-owner sign here-----      authorized person.

DETACH CARD                                                                                                             DETACH CARD


                              TRIAD GUARANTY INC.

                       101 SOUTH STRATFORD ROAD, SUITE 500
                       WINSTON-SALEM, NORTH CAROLINA 27104


Dear Stockholder:


Your vote is important to us, and we encourage you to exercise your right to vote your shares of common stock. On behalf of the Board of Directors, we urge you to sign, date, and return the proxy card in the enclosed postage-paid envelope as soon as possible.

We appreciate your confidence in us and your cooperation with this solicitation.

Sincerely,
Triad Guaranty Inc.

                                                                [REVERSE SIDE]

                               TRIAD GUARANTY INC.

                            101 SOUTH STRATFORD ROAD
                                    SUITE 500
                       WINSTON-SALEM, NORTH CAROLINA 27104


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The holder(s) signing on the reverse side hereby appoint(s) William T. Ratliff, III and David W. Whitehurst, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Triad Guaranty Inc. (the "Company") held of record by such holder(s) on April 2,2001 at the Annual Meeting of Stockholders to be held on May 10, 2001, or any adjournment thereof.



[ PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. ]



HAS YOUR ADDRESS CHANGED?

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